                                                                    EXHIBIT 10.3


                            W-H ENERGY SERVICES, INC.

                        RESTRICTED STOCK AWARD AGREEMENT
                                 PURSUANT TO THE
                W-H ENERGY SERVICES, INC. 2006 STOCK AWARDS PLAN

         THIS AGREEMENT (this "Agreement") is made effective as of ___________ (the "Grant Date"), between W-H Energy Services, Inc., a Texas corporation (the "Company"), and _____________ (the "Participant").

                                 R E C I T A L :

         WHEREAS, the Company desires to grant to the Participant certain shares of its stock, $0.0001 par value per share, designated as Restricted Stock ("Restricted Stock") under the Company's 2006 Stock Awards Plan (the "Plan"), which has been approved by its shareholders.

         NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

                               A G R E E M E N T :

         1. Grant of the Restricted Stock Award. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to the Participant an Award consisting of _________ shares (each, a "Share") of Restricted Stock, subject to adjustment as set forth in Sections 3(d) and 3(e) of the Plan. Any capitalized terms not defined herein shall have the same meaning as set forth in the Plan. Each Share shall vest and become unrestricted in accordance with Section 2 hereof and otherwise as set forth in the Plan.

         2. Vesting.

         (a) Subject to the earlier termination of the Award as herein provided and subject to the terms of the Participant's Individual Agreement, the Award shall vest and become unrestricted at 12:00 a.m. on each Vesting Date set forth in the table below in the amount set forth next to each such Vesting Date, provided that the Participant is continuously employed with the Company or one of its Subsidiaries or Affiliates through each such Vesting Date:

                 Vesting Date                  Shares Vesting
                 ------------                  --------------
                ________, 200__                  __________
                ________, 200__                  __________
                ________, 200__                  __________


         (b) If the Company shall undergo a Change in Control, any then-unvested Shares shall then vest and become unrestricted.

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         (c) If the Participant undergoes a Termination of Employment due to the
Participant's death or Disability, then any Shares of Restricted Stock unvested on the date of termination shall thereupon fully vest and become unrestricted.

         (d) Except as otherwise provided in the Plan and in Sections 2(b) and 2(c) hereof, if the Participant undergoes a Termination of Employment, any Shares that are not vested as of the date of termination shall be forfeited by the Participant and such Shares shall be canceled by the Company. The Participant hereby irrevocably grants to the Company a power of attorney to transfer any unvested Shares forfeited to the Company and agrees to execute any document required by the Company in connection with such forfeiture and transfer.

         Notwithstanding the foregoing, to the extent expressly provided for in a Participant's Individual Agreement, the conditions to the vesting of the Award shall be waived or accelerated, as the case may be, on the terms contained in such Individual Agreement; provided, however, that, if, pursuant to Section 2(f) hereof, the Award is designated as a Qualified Performance Based Award, satisfaction of the applicable Performance Goals may not be waived pursuant to the Participant's Individual Agreement unless such Individual Agreement provides for such acceleration upon a change of control, death, Disability or the termination of the Participant's employment by the Company without Cause or by the Participant for Good Reason.

         (e) Upon the vesting of the Shares of Restricted Stock pursuant to this
Section 2, all restrictions on such vested Shares shall lapse and such Shares shall become unrestricted and freely transferable.

         (f) Set forth on Exhibit A hereto are, if applicable, (i) the Performance Goals to which the Restricted Stock granted hereby is subject, if any and (ii) a statement that the Award is intended to be a Qualified Performance Based Award. Notwithstanding anything else to the contrary contained in Section 2, the Award of Restricted Stock shall not vest until such time as such Performance Goals, if any, have been satisfied. If the applicable Performance Goals, if any, are not met prior to the applicable Vesting Date set forth above, then the Shares that would have vested upon achievement of such Performance Goals prior to such date shall be forfeited as of such date.

         3. Rights as a Shareholder. The Company will issue the Shares by registering the Shares in book entry form with the Company's transfer agent in the Participant's name, and the applicable restrictions will be noted in the records of the Company's transfer agent and in the book entry system. No certificate(s) representing all or a part of the Shares will be issued until the Shares become vested Shares. The Participant may exercise all voting rights with respect to the Shares and shall be entitled to receive fully vested dividends in cash with respect to the Shares as and when declared and paid.

         4. Transferability. Any Shares subject to the Award and not then vested may not be transferred by the Participant other than by will or the laws of descent and distribution. Except to the extent permitted by the foregoing, any Shares subject to the Award and not then vested may not be sold, assigned, pledged, encumbered or otherwise transferred (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any attempt to do any of the foregoing shall be null and void.

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         5. Community Interest of Spouse. The community interest, if any, of any spouse of the Participant in any of the Shares shall be subject to all the terms, conditions and restrictions of the Plan and this Agreement, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring the Participant's interest in such Shares to be so forfeited and surrendered pursuant to this Agreement.

         6. Withholding of Tax. To the extent the issuance of the Shares or the vesting thereof results in the receipt of compensation income by the Participant for tax purposes, the Company may withhold from any cash compensation then or thereafter payable to the Participant any tax required to be withheld by reason thereof. To the extent the Company determines that such cash compensation is or may be insufficient to fully satisfy such withholding requirement, the Participant shall deliver to the Company cash in an amount determined by the Company to be sufficient to satisfy any such withholding requirement.

         7. Tax Election. If the Participant makes the election authorized by
Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), the Participant shall submit to the Company a copy of the statement filed by the Participant to make such election.

         8. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), and is intended to bind all successors and assigns of the respective parties, except that the Participant may not assign any of the Participant's rights or obligations under this Agreement except to the extent and in the manner expressly permitted hereby.

         9. Complete Agreement; Inconsistencies. This Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. The Committee shall have full authority to interpret and construe the terms of the Plan, this Agreement and the Individual Agreement as it relates to the Plan. The determination of the Committee as to any such matter of interpretation or construction shall be final, conclusive and binding. The Plan, this Agreement and those documents expressly referred to herein (including, without limitation, any Individual Agreement) embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. In the event of any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall prevail.

         10. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument. Any facsimile of this Agreement shall be considered an original document.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any conflict of laws rule or principle that would refer the construction of this Agreement to the laws of another jurisdiction.

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         12. Employment or Service Relationship. Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of the Company or its Subsidiaries or Affiliates or to continue service with the Company or its Subsidiaries or Affiliates as a director or consultant, nor shall anything contained herein be construed or interpreted to limit any "employment at will" relationship between the Participant and the Company or its Subsidiaries or Affiliates.

         13. Compliance With Laws. Upon the acquisition of any Shares pursuant to this Agreement, the Participant (or the Participant's legal representative upon the Participant's death or Disability) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable laws or with this Agreement.

         14. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

         15. Notices. Every notice hereunder shall be in writing. All notices by the Participant to the Company shall be directed to the Company at its principal executive office (currently, located at 10370 Richmond, Suite 990, Houston, Texas 77042), Attention: Chief Financial Officer. Any notice given by the Company to the Participant shall be directed to the Participant at the address on file with the Company and shall be effective to bind the Participant and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise the Participant of the existence, maturity or termination of any of the Participant's rights hereunder and the Participant shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of the Participant's rights or privileges hereunder.

         16. Amendments. Except to the extent provided otherwise in the Plan, this Agreement may not be amended or modified without the prior written approval of the Company and the Participant.

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         IN WITNESS WHEREOF, this Agreement has been executed this ______ day of
_________________, 20___.


                                        W-H ENERGY SERVICES, INC.


                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------



                                        PARTICIPANT


                                        ----------------------------------------
                                        Name:
                                             -----------------------------------


                 Signature Page to Restricted Stock Agreement
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                                    Exhibit A

                                 Not Applicable













                                    EXHIBIT A
                                     Page 1